EXHIBIT 1

JOINT FILING AGREEMENT

Each of the undersigned hereby acknowledges and agrees, in compliance with the provisions of Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, that the Schedule 13G to which this Agreement is attached as an Exhibit, and any amendments thereto, will be filed with the Securities and Exchange Commission jointly on behalf of the undersigned.  This Agreement may be executed in one or more counterparts.

Date: February 4, 2020

Mosaic Sponsor, LLC

By:	/s/ David M. Maura
Name:	David M. Maura
Title:	Manager

Mosaic Strategic Capital LLC

By:	/s/ David M. Maura
Name:	David M. Maura
Title:	Manager

David M. Maura

By:	/s/ David M. Maura
Name:	David M. Maura